CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of
Oppenheimer AMT-Free Municipals:

We consent to the use of our report dated September 19, 2012, with respect to the financial statements and financial highlights of Oppenheimer AMT-Free Municipals, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado
November 26, 2012